                               CUSTODIAN AGREEMENT

     THIS CUSTODIAN  AGREEMENT (the  "Agreement") is made as of January 6, 2003, between each registered investment company having executed this Agreement,  each a corporation organized and existing under the laws of the state of Kansas (each a "Fund" and collectively,  the "Funds"),  and Banc of America Securities LLC, a
Delaware limited liability company (the "Custodian").

     WHEREAS,  each Fund is a management investment company registered under the
Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS,  each Fund is authorized  to issue its shares in separate  series, with  each  such  series  representing  interests  in a  separate  portfolio  of securities and other assets; and

     WHEREAS, each Fund desires to retain the Custodian to serve as custodian of each series of the Funds listed on Schedule 1 (such series  listed on Schedule 1 as the same may be  amended  from time to time in  accordance  with the terms of this Agreement,  being referred to herein as the  "Portfolio(s)")  in compliance with the  requirements of the 1940 Act, and the Custodian is willing to so serve as custodian, on the terms and conditions set forth herein.

     NOW,  THEREFORE,  in  consideration  of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

     1.  EMPLOYMENT  OF  CUSTODIAN  AND PROPERTY TO BE HELD BY IT. (a) Each Fund
hereby  employs the  Custodian  as the  custodian  of all monies and  securities received or owned by the Portfolios,  including  securities to be held in places within the United States ("Domestic  Securities") and foreign assets, as defined in Rule  17f-5(a)(2)  promulgated  under the 1940 Act,  to be held  outside  the
United States ("Foreign Securities").

          (b) Each Fund, on behalf of its respective Portfolios, will deliver to the Custodian all securities  and monies  received or owned by the Portfolios at any time. The Custodian  shall not be responsible  for such securities or monies until it shall actually receive them,  provided that any failure to receive such securities or monies is not the result of the Custodian's negligence.

     2.  DUTIES OF THE  CUSTODIAN  WITH  RESPECT  TO ASSETS  HELD IN THE  UNITED
STATES.

          2.1. HOLDING ASSETS. (a) Except for Domestic Securities  deposited and maintained in a Securities System pursuant to paragraph (b) of this Section 2.1, the Custodian shall hold all Domestic  Securities  physically  segregated at all times from those of any other  person or  persons  and shall mark such  Domestic
Securities  in such manner as to clearly  identify  them as the  property of the applicable Portfolio.

          (b) The  Custodian may deposit and maintain  Domestic  Securities in a clearing  agency  registered with the Securities and Exchange  Commission  under
Section 17A of the Securities  Exchange Act of 1934 (the "Exchange Act"),  which acts as a securities  depository,  or in the book-entry system authorized by the
U.S. Department of the Treasury and the Board of Governors (the "Federal Reserve
Board") of the Federal Reserve System (collectively, the "Securities System") in accordance  with  applicable  rules and regulations of the Federal Reserve Board and the  Securities and Exchange  Commission.  The Domestic  Securities  will be represented in an account of the Custodian ("Account") in the Securities System,
which shall  include  only those assets  which the  Custodian  shall hold in its capacity as a fiduciary or otherwise for customers,  and the Domestic Securities shall be  identified  by book-entry in the records of the Custodian as belonging to the applicable Portfolio.  Each Fund, on behalf of its respective Portfolios, will  provide to the  Custodian  with  information  reasonably  requested by the
Custodian to demonstrate the Fund's compliance with Rule 17f-4(d)(5) promulgated under  the 1940  Act.  The Fund  represent  that  they  will  comply  with  Rule
17f-4(d)(5).

          (c) The  Custodian  shall  upon  receipt  of Proper  Instructions  (as defined in Article 4 hereof)  establish  and  maintain a  segregated  account or accounts for and on behalf of each Portfolio, into which account or accounts may be  transferred  cash or  Domestic  Securities,  including  Domestic  Securities maintained  by the  Custodian  in an Account with the  Securities  System (i) in accordance  with the provisions of any agreement  between a Fund, the Custodian, any other  broker-dealer  registered  under the Exchange Act and a member of the
National  Association  of  Securities  Dealers,  Inc.  ("NASD")  or any  futures commission  merchant  registered under the Commodity  Exchange Act,  relating to compliance with the rules of The Options  Clearing  Corporation,  any registered national  securities  exchange,  the Commodity Futures Trading  Commission,  any registered contract market ("Contract  Market"),  or of any similar organization or  organizations,  regarding  escrow or other  arrangements  in connection with transactions by a Portfolio, (ii) for purposes of segregating cash or government securities  in  connection  with  options  purchased,  sold or  written  by such
Portfolio or commodity  futures contracts or options thereon or forward currency contracts  purchased  or sold by  such  Portfolio,  (iii)  for the  purposes  of compliance by the Portfolio with the procedures  required by Investment  Company
Act Release No. 10666,  or any subsequent  release or releases of the Securities and Exchange  Commission  relating to the maintenance of segregated  accounts by registered  investment  companies,  and (iv) for other proper business purposes, but only, in the case of this clause (iv),  upon receipt of Proper  Instructions and a certified  copy of a  resolution  or consent of the Board of the  relevant
Fund  setting  forth the  purpose or  purposes  of such  segregated  account and declaring such purposes to be proper business purposes.

          (d) The  Custodian  shall open and maintain a separate bank account or account in the United  States in the name of each  Portfolio of a Fund,  subject only to draft or order by the  Custodian  acting  pursuant  to the terms of this
Agreement, and shall hold in such account or accounts, subject to the provisions hereof,  all monies  received  by it from or for the  account of the  applicable
Portfolio.  Monies held by the Custodian for a Portfolio may be deposited by the
Custodian to its credit as Custodian in such banks or trust  companies as it may in its discretion  deem necessary or desirable;  provided,  however,  that every such bank or trust  company  shall be qualified to act as a custodian  under the
1940 Act and that each such bank or trust  company and the funds to be deposited with each  such  bank or trust  company  shall be  approved  by the Board of the relevant  Fund.  Such monies shall be deposited by the Custodian in its capacity as such and shall be  withdrawable  by the Custodian only in such capacity.  The
Custodian shall, upon receipt of Proper Instructions,  invest monies received in and other instruments as may be set forth in such Proper Instructions.

          2.2.  DELIVERY OF SECURITIES.  The Custodian shall release and deliver
Domestic  Securities  held by the  Custodian  or in a  Securities  System  for a
Portfolio  upon  receipt  of  Proper  Instructions,   which  may  be  continuing
instructions  when deemed  appropriate  by the  parties,  only in the  following cases:

          (i) upon the sale of such Domestic  Securities  for the account of the
      Portfolio and (A) upon the receipt of payment  registered form, in "street name" or in other good delivery form  therefor;  (B) in the case of a sale effected through a Securities System,  upon (a) receipt of advice from the
      Securities  System that  payment  for such  Domestic  Securities  has been transferred  to the  Account and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment;  or (C) to a broker or its clearing  agent,  against  receipt  therefor,  for  examination  in accordance with "street delivery" custom;

          (ii) upon the  receipt of payment in  connection  with any  repurchase agreement  related  to  such  Domestic  Securities  entered  into  by  the
      Portfolio;

          (iii) to a  depository  agent or other person in  connection  with the reorganization,  refinancing,  merger, consolidation,  recapitalization or sale of assets of an issuer or the tender or other similar offers for such
      Domestic  Securities,  and the  Custodian  shall obtain and hold under the terms of this Agreement such certificates of deposit,  interim receipts or other  instruments  or documents  as may be issued to it to evidence  such delivery;

          (iv)  to  the  issuer  thereof,  or  its  agent,  when  such  Domestic
      Securities  are called,  redeemed,  retired or otherwise  become  payable;
      PROVIDED, HOWEVER, that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          (v) to the issuer thereof, or its agent, for transfer into the name of the  Portfolio  or into the name of any  nominee  or  nominee  name of any sub-custodian  or agent appointed  pursuant to Section 2.8 hereof,  or for exchange for a different  number of bonds,  certificates or other evidence representing  the same  aggregate  face amount or number of such  Domestic
      Securities;  PROVIDED, HOWEVER, that, in any such case, the new securities are to be delivered to the Custodian;

          (vi)  in  exchange  for  other  securities  issued  or  cash  paid  in
      connection    with   the    merger,    consolidation,    recapitalization,
      reorganization,  refinancing or liquidation of the issuer of such Domestic
      Securities, or the exercise of any conversion privilege or pursuant to any deposit agreement;

          (vii) in the case of warrants, rights or similar securities,  upon the surrender  thereof in the  exercise  of such  warrants,  rights or similar securities  or, in the case of interim  receipts or temporary  securities, the surrender thereof for definitive securities;  PROVIDED, HOWEVER, that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

          (viii)  in  connection  with  any  loans  of  securities  made  by the
      Portfolio,  but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Portfolio,  which may be in the form of cash or obligations,  issued by the United States government,  its agencies or instrumentalities;

          (ix) as security in  connection  with any  borrowings by the Portfolio requiring a pledge of assets by the Portfolio, but only against receipt of amounts borrowed;

          (x) in  accordance  with the  provisions  of any  agreement  among the
      Portfolio,  the Custodian and/or any other broker/dealer  registered under the Exchange Act and a member of the NASD, relating to compliance with the rules of The Options  Clearing  Corporation,  of any  registered  national securities  exchange,  or of any similar  organization  or  organizations, regarding escrow or other  arrangements in connection with transactions by the Portfolio;

          (xi) in accordance  with the  provisions  of any  agreement  among the
      Portfolio,  the Custodian  and a futures  commission  merchant  registered under the Commodity Exchange Act, relating to compliance with the rules of the  Commodity  Futures  Trading  Commission,  a Contract  Market,  or any
      similar  organization  or  organizations,  regarding  account  deposits in connection with transactions by the Portfolio;

          (xii) upon receipt of  instructions  from the  transfer  agent for the
      Portfolio (the "Transfer Agent"), for delivery to the Transfer Agent or to the holders of shares in the Portfolio in connection with distributions in kind upon any repurchases of such shares; and

          (xiii) for any other proper business purpose, but only upon receipt of
      Proper  Instructions  specifying the Domestic  Securities to be delivered, setting  forth  the  purposes  for  which  such  delivery  is to be  made, declaring  such purposes to be proper  business  purposes,  and naming the person or persons to whom  delivery of such Domestic  Securities  shall be made.

          2.3.  REGISTRATION  OF  SECURITIES.  Domestic  Securities  held by the
Custodian (other than bearer  securities) shall be registered in the name of the relevant  Portfolio  or in the name of any  nominee  of the Fund on  behalf of a
Portfolio,  or of any nominee of the  Custodian  which nominee shall be assigned exclusively  to a Portfolio,  unless the Portfolio has authorized in writing the appointment  of a nominee to be used in common with other  investment  companies having the same investment  adviser as the Portfolio,  or in the name or nominee name of any  sub-custodian or agent appointed  pursuant to Section 2.8 hereof or in the name of a Securities  System, or its successor.  All Domestic  Securities accepted  by the  Custodian  on  behalf of a  Portfolio  under the terms of this
Agreement  shall be in  registered  form,  in  "street  name"  or in other  good delivery form.

          2.4.  COLLECTION OF INCOME.  The  Custodian  shall collect on a timely basis  all  income  and other  payments  with  respect  to  registered  Domestic
Securities  held hereunder to which a Portfolio  shall be entitled either by law or pursuant to custom in the securities business,  and shall collect on a timely basis all income and other payments with respect to bearer  Domestic  Securities if, on the date of payment by the issuer,  such Domestic  Securities are held by the  Custodian or agent  thereof and shall  credit such income or  payments,  as collected,  to the Portfolio's  account. The Custodian shall present for payment all Domestic  Securities held hereunder which may mature or be called,  redeemed or retired or otherwise become payable, and shall detach and present for payment all coupons  and other  income  items  requiring  presentation  as and when they become due, and shall  collect the amount  payable on Domestic  Securities  held hereunder.

          2.5.  PAYMENT OF FUND  MONIES.  Upon  receipt of Proper  Instructions, which may be continuing instructions when deemed appropriate by the parties, the
Custodian shall pay out monies of a Portfolio only in the following cases:

          (i) upon the  purchase of  Domestic  Securities,  or options,  futures contracts,  options on futures contracts or forward currency contracts for the  account  of the  Portfolio,  but only (A) upon the  delivery  of such
      Domestic  Securities,  or  evidence  of  title  to such  options,  futures contracts,  options  on  futures or  forward  currency  contracts,  to the
      Custodian or a sub-custodian  or agent  appointed  pursuant to Section 2.8 hereof;  (B) in the  case of a  purchase  effected  through  a  Securities
      System,  upon  receipt  of advice  from the  Securities  System  that such
      Domestic  Securities have been  transferred to the Account;  or (C) in the case of repurchase  agreements  entered into between the Portfolio and the
      Custodian,  or a bank,  or any  other  broker-dealer  which is a member of
      NASD, upon such delivery of such Domestic Securities either in certificate form or through an entry crediting the Custodian's  account at the Federal
      Reserve Bank of New York with such Domestic Securities or upon delivery of the  receipt  evidencing  purchase  by  the  Portfolio  of  such  Domestic
      Securities  owned by the  Custodian  along with  written  evidence  of the agreement by the Custodian to repurchase such Domestic Securities from the
      Portfolio;

          (ii) in payment for repurchase of shares issued by the Portfolio;

          (iii)  in  payment  of  any  expense  or  liability  incurred  by  the
      Portfolio,  including,  but not limited to, the following payments for the
      account  of  the  Portfolio:  interest,  taxes,  management,   accounting,
      transfer  agent  and  legal  fees  and  other  operating  expenses  of the
      Portfolio  whether  or not  such  expenses  are  to be in  whole  or  part capitalized or treated as deferred expenses;

          (iv) in payment of any  distributions to shareholders or other holders of interests or shares in the Portfolio;

          (v) in  payment  of the  amount of  dividends  received  in respect of
      Domestic Securities sold short;

          (vi)  in  connection  with  the  dissolution  and  liquidation  of the
      Portfolio; or

          (vii) for any other  proper  purpose,  but only upon receipt of Proper
      Instructions  setting  forth the amount of such  payment,  the purpose for which such  payment is to be made and naming the person or persons to whom such payment is to be made.

          2.6.  LIABILITY  FOR  PAYMENT IN  ADVANCE  OF  RECEIPT  OF  SECURITIES
PURCHASED.  In any and  every  case  where  payment  for  purchase  of  Domestic
Securities for the account of a Portfolio is made by the Custodian in advance of receipt  of  such  Domestic  Securities  in  the  absence  of  specific  written instructions  from the  Portfolio  to pay in  advance,  the  Custodian  shall be absolutely  liable to the  Portfolio  for such  Domestic  Securities to the same extent as if such Domestic Securities had been received by the Custodian, except that, in the case of repurchase  agreements  entered into by a Portfolio  with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written  evidence that
the  Domestic  Securities  subject  to  such  repurchase   agreement  have  been
transferred  by  book-entry  into a  segregated  non-proprietary  account of the
Custodian  maintained  with  the  Federal  Reserve  Bank  of New  York or of the safekeeping receipt, provided that such Domestic Securities have in fact been so transferred by book-entry.

         2.7. RESTRICTIONS ON THE CUSTODIAN.  During the term of this Agreement, the Custodian:

          (i) shall not permit any other  person or persons  to,  subject any of the  Domestic  Securities  or other  investments  it holds on  behalf of a
      Portfolio to any lien,  encumbrance  or charge of any kind in favor of the
      Custodian or any person claiming through it; or

          (ii) shall permit the Domestic  Securities  and other  investments  it holds on behalf of a Portfolio to be subject,  at all times, to inspection by the  Securities  and  Exchange  Commission,  through its  employees  or agents.

         2.8. APPOINTMENT OF AGENTS AND SUB-CUSTODIANS. The Custodian may at any
time and from time to time  appoint  (and may at any time  remove)  any  banking institution  located in the United  States and  qualified  under the 1940 Act or
Futures Commission Merchant to act (i) as a sub-custodian of Domestic Securities and monies owned by a Portfolio,  upon terms and conditions  specified in Proper
Instructions,  or (ii) as its agent to carry out such of the  provisions of this
Article 2 as the Custodian of its responsibilities or liabilities  hereunder and the Custodian shall hold the Portfolio and Fund harmless from, and indemnify the
Portfolio  and  Fund  against,  any loss  that  occurs  as a  result  of (a) the negligence  of such  sub-custodian  or  agent  or (b) the  failure  of any  such sub-custodian  or  agent  to  exercise  reasonable  care  with  respect  to  the safekeeping of the Domestic Securities and monies of the Portfolio.

         2.9.  OWNERSHIP  CERTIFICATES  FOR TAX PURPOSES.  The  Custodian  shall execute any  necessary  declarations  or  certificates  of  ownership  under the
Federal income tax laws or regulations,  or the laws or regulations of any other taxing  authority,  in connection  with receipt of income or other payments with respect to Domestic  Securities  of a  Portfolio  held by the  Custodian  and in connection with transfers of such Domestic Securities.

         2.10. PROXIES AND EVIDENCE OF AUTHORITY.  The Custodian shall,  without indication of the manner in which any proxies are to be voted or authority is to be exercised, promptly execute and deliver, or cause to be promptly executed and delivered by the registered holder of Domestic Securities  registered  otherwise than in the name of a Portfolio or a nominee of a Portfolio,  to such Portfolio, or to such persons as may be  designated  in Proper  Instructions,  all proxies, consents,  authorizations and any other instruments whereby the authority of the
Fund on behalf of the  Portfolio  to vote or consent  as owner of such  Domestic
Securities may be exercised.

         2.11.  COMMUNICATIONS  RELATING  TO  SECURITIES.  The  Custodian  shall transmit  promptly to the Fund on behalf of its relevant  Portfolio  all written information (including, without limitation,  pendency of calls and maturities of
Domestic  Securities  and  expirations  of rights in  connection  therewith  and notices of exercise of put and call  options  written by the  Portfolio  and the maturity  of futures  or forward  currency  contracts  purchased  or sold by the
Portfolio)  received by the  Custodian  from issuers of the Domestic  Securities being held for the  Portfolio.  With respect to tender or exchange  offers,  the
Custodian  shall  transmit  promptly  to a  Portfolio  all  written  information received by the Custodian from issuers of the Domestic  Securities  whose tender or exchange  is sought and from the party (or its  agents)  making the tender or exchange  offer.  If a Portfolio shall desire to take action with respect to any tender offer,  exchange  offer or any other similar  transaction,  the Portfolio shall notify the Custodian at least two business days prior to the date on which the Custodian is to take such action.

         2.12. INSPECTION BY INDEPENDENT PUBLIC ACCOUNTANTS. The Custodian shall permit  an  independent  public  accountant  chosen by the Fund on behalf of the relevant  Portfolio to verify by actual  examination,  at the end of each fiscal year of the  Portfolio,  at the end of the first six months of each such  fiscal year,  and at  least  one  other  time  during  each  such  fiscal  year as such accountant may choose, the Domestic  Securities,  futures contracts,  options on futures  contracts,  forward currency  contracts,  and other  investments of the
Portfolio held by the Custodian,  including  Domestic  Securities  deposited and maintained  in the  Securities  System,  and  the  accounting  system,  internal accounting control and procedures for safeguarding all such investments.

     3.  DUTIES OF THE  CUSTODIAN  WITH  RESPECT TO ASSETS  HELD  OUTSIDE OF THE
UNITED STATES.

          3.1. APPOINTMENT OF FOREIGN  SUB-CUSTODIANS.  Subject to the 1940 Act,
the Custodian is authorized to employ, in accordance with Section 3.5 hereof, as sub-custodians  ("Foreign  Sub-Custodians")  for  the  Foreign  Securities  of a
Portfolio   maintained  outside  of  the  United  States,  the  foreign  banking institutions and foreign securities  depositories as may be designated in Proper
Instructions, each of which shall be an "Eligible Foreign Custodian" (as defined in the 1940 Act). Upon the receipt of Proper  Instructions,  the Custodian shall terminate the employment of any one or more of such  Sub-Custodians  maintaining custody of a Portfolio's Foreign Securities.

          3.2.  ASSETS TO BE HELD. The Custodian  shall limit the securities and other assets  maintained  in the custody of a Foreign  Sub-Custodian  to Foreign
Securities.

          3.3.  FOREIGN  SECURITIES  DEPOSITORIES.  Except as may  otherwise  be agreed in  writing  by the  Custodian  and the  Fund,  Foreign  Securities  of a
Portfolio shall be maintained in a foreign  securities  depositories  that is an
Eligible  Securities  Depository as defined by Rule  17f-7(b)(1) of the 1940 Act and only through  arrangements  implemented by the foreign banking  institutions serving as Foreign Sub-Custodians pursuant to the terms hereof.

          3.4.  SEGREGATION OF SECURITIES.  The Custodian  shall identify on its books as belonging to each  relevant  Portfolio  the Foreign  Securities of that
Portfolio held by each Foreign  Sub-Custodian.  Each agreement pursuant to which the  Custodian  employs a foreign  banking  institution  shall require that such institution  establish  a  custody  account  for the  Custodian  on  behalf of a
Portfolio and  physically  segregate in that account  Foreign  Securities of the
Portfolio,  and, in the event that such institution  deposits Foreign Securities in a foreign securities depository,  that such institution shall identify on its books as belonging to the  Custodian,  as agent for the  Portfolio,  the Foreign
Securities so deposited.

          3.5. AGREEMENTS WITH FOREIGN BANKING INSTITUTIONS. Each agreement with a Foreign  Sub-Custodian shall provide that (a) a Portfolio's Foreign Securities will not be subject to any right,  charge,  security interest,  lien of claim of any kind in favor of the Foreign Sub-Custodian or its creditors,  except a claim of payment  for their safe  custody  or  administration  or, in the case of cash deposits,  liens or rights in favor of  creditors  of the Foreign  Sub-Custodian arising under bankruptcy,  insolvency or similar laws; (b) beneficial  ownership of a Portfolio's  Foreign  Securities  will be freely  transferable  without the payment of money or value  other than for safe  custody or  administration;  (c)
adequate  records  will be  maintained  identifying  the assets  belonging  to a
Portfolio or as being held by a third party for the benefit of a Portfolio;  (d)
officers of or auditors employed by, or other  representatives of, the Custodian including,  to the extent permitted under applicable law, the Fund's independent public accountants, will be given access to the books and records of the Foreign
Sub-Custodian  relating to its actions under its agreement  with the  Custodian;
(e) Foreign Securities of a Portfolio held by the Foreign  Sub-Custodian will be subject  only to the  instructions  of the  Custodian  or its agents;  and (f) a
Portfolio will receive  periodic  reports with respect to the safekeeping of the
Portfolio's Foreign Securities,  including, without limitation,  notification of any  transfer to or from the  custodial  account or accounts  maintained  by the
Foreign Sub-Custodian for the Custodian on behalf of a Portfolio.

          3.6. ACCESS OF INDEPENDENT  ACCOUNTANTS OF THE FUND. Upon request of a
Portfolio,  the  Custodian  will  use  its  best  efforts  to  arrange  for  the independent  public  accountants of such Portfolio to be afforded  access to the books and  records of any  foreign  banking  institution  employed  as a Foreign
Sub-Custodian  to  the  extent  that  such  books  and  records  relate  to  the performance of any such foreign  banking  institution  under its agreements with the Custodian.

          3.7. REPORTS BY CUSTODIAN. The Custodian will supply to the Portfolios from time to time, as mutually agreed upon, statements in respect of the Foreign
Securities of the Portfolio  held by Foreign  Sub-Custodians,  including but not limited to an  identification  of entities  having  possession  of such  Foreign
Securities and  notification  of any transfers of such Foreign  Securities to or from  each  custodial  account  maintained  by a Foreign  Sub-Custodian  for the
Custodian on behalf of a Portfolio indicating, as to Foreign Securities acquired for the Portfolio, the identity of the entity having physical possession of such
Foreign Securities.

          3.8.  TRANSACTIONS  IN FOREIGN CUSTODY  ACCOUNTS.  (a) Upon receipt of
Proper   Instructions,   which  may  be  continuing   instructions  when  deemed
appropriate  by the parties,  the Custodian  shall,  or shall cause each Foreign
Sub-Custodian  to, transfer,  exchange or deliver Foreign  Securities owned by a
Portfolio,  but,  except  as  otherwise  provided  herein,  only as set forth in
Section 2.2 hereof.

          (b) Upon  receipt  of Proper  Instructions,  which  may be  continuing instructions when deemed appropriate by the parties, the Custodian shall pay out or cause the  Foreign  Sub-Custodians  to pay out  monies of a  Portfolio,  but, except as otherwise provided herein, only as set forth in Section 2.5 hereof.

          (c)  Foreign  Securities  maintained  in  the  custody  of  a  Foreign
Sub-Custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 hereof.

          3.9. LIABILITY OF FOREIGN  SUB-CUSTODIANS.  Each agreement pursuant to
which  the  Custodian  employs  a  Foreign   Sub-Custodian  shall  require  such
institution to exercise reasonable care in the performance of its duties and (i)
to indemnify and hold  harmless the  Custodian and each Fund and its  Portfolios from and against any loss, damage, cost, expense, liability or claim arising out of or in  connection  with  the  Foreign  Sub-Custodian's  performance  of  such obligations  and (ii)  provide  adequate  insurance  in the event of a loss of a
Portfolio's  assets.  At the election of the Fund, a Portfolio shall be entitled to be  subrogated  to the  rights of the  Custodian  with  respect  to any claim against a Foreign Sub Custodian as a consequence of any such loss, damage, cost, expense,  liability or claim, if and to the extent that a Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

          3.10.  LIABILITY OF CUSTODIAN.  The Custodian  shall be liable for the acts or omissions of a Foreign  Sub-Custodian  to the same extent set forth with respect to  sub-custodians  generally in Section 2.8 hereof and,  regardless  of whether assets are maintained in the custody of a foreign banking institution, a foreign  securities  depository or a branch of a U.S. bank, the Custodian  shall not be liable for any loss, damage, cost, expense,  liability or claim resulting from, or caused by, the  direction by a Fund on behalf of one of its  Portfolios to maintain  custody of any Foreign  Securities of the Portfolio in a particular
foreign  country   including,   but  not  limited  to,  losses   resulting  from
nationalization,  expropriation,  currency  restrictions,  or  acts  of  war  or terrorism.

          3.11.  MONITORING   RESPONSIBILITIES.   The  Custodian  shall  furnish
annually to the Portfolios, during the month of July, all information concerning any Foreign Sub-Custodians employed by the Custodian required under the 1940 Act and/or reasonably requested by the Portfolios.  In addition,  the Custodian will promptly  inform  the Fund in the  event  that the  Custodian  shall  learn of a material  adverse  change  in the  financial  or other  condition  of a  Foreign
Sub-Custodian or shall be notified by a foreign banking institution  employed as a Foreign  Sub-Custodian that there appears to be a substantial  likelihood that its  shareholders'  equity will decline below $200 million (U.S.  dollars or the equivalent  thereof) or that its  shareholders'  equity has declined  below $200 million (in each case  computed  in  accordance  with  generally  accepted  U.S.
accounting principles).

     4. PROPER INSTRUCTIONS.  Proper Instructions as used herein means a writing signed  or  initialed  by one or  more  persons  (which  may  include  a  Fund's
investment   adviser  and  or  subadviser   and  their   respective   authorized
representatives)  whom the  Board of that  Fund  shall  have  from  time to time authorized by written formal resolution to give such  instructions.  Each Proper
Instruction  shall set forth the  specific  transaction  or type of  transaction involved, including a specific statement of the purpose for which such action is requested.  Oral  instructions  will be considered  Proper  Instructions  if the
Custodian  shall  reasonably  believe  them  to  have  been  given  by a  person authorized  as set forth  above to give such  instructions  with  respect to the transaction  involved.  Each  Fund  shall  cause  all  oral  instructions  to be confirmed in writing.  Proper Instructions may include  communications  effected directly  between  electro-mechanical  or electronic  devices  provided that the
Board of the  relevant  Fund and the  Custodian  shall have  agreed to  security procedures reasonably designed to safeguard the Portfolio's assets.

     5. ACTIONS  PERMITTED WITHOUT EXPRESS  AUTHORITY.  The Custodian may in its
discretion,  without  express  authority from a Portfolio:

          (i) make payments to others for minor expenses of handling  securities or other  similar  items  relating  to its duties  under  this  Agreement;
      PROVIDED,  HOWEVER,  that all such payments  shall be accounted for to the
      Portfolio;

          (ii)  surrender   securities  in  temporary  form  for  securities  in
      definitive form;

          (iii) endorse for  collection,  in the name of the Portfolio,  checks, drafts and other orders for the payment of money received by the Custodian for the account of the Portfolio; and

          (iv) in general, attend to all non-discretionary details in connection with the  sale,  exchange,  substitution,  purchase,  transfer  and  other dealings  with the  securities  and property of the  Portfolio,  except as otherwise directed by the Board.

     6. EVIDENCE OF AUTHORITY.  The Custodian shall be entitled to rely upon any instructions,  notice,  request,  consent,  certificate  or other  instrument in writing  reasonably  believed  by it to be  genuine  and to have  been  properly executed by or on behalf of a Portfolio.  The Custodian may receive and accept a certified  copy of  resolutions or consents of the Board of the relevant Fund as conclusive evidence of (i) the authority of any person to act in accordance with such  resolutions  or  consents or (ii) any  determination  or any action by the
Board  of that  Fund as  described  in  such  resolution  or  consent  and  such resolutions  or consents  may be  considered  as in full force and effect  until receipt by the Custodian of written notice to the contrary.

     7. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT.  The Custodian
shall  cooperate  and supply  necessary  information  to the entity or  entities appointed by a Fund to keep the books of account of its applicable Portfolios.

     8.  RECORDS.  (a) The  Custodian  shall  create,  maintain and preserve all records  relating to its activities and  obligations  under this Agreement for a
Portfolio in such manner as will meet the  obligations of that  Portfolio  under the 1940 Act, including, without limitation,  Section 31 thereof and Rules 31a-1 and 31a-2 promulgated thereunder,  applicable Federal and state tax laws and any other law or  administrative  rules or procedures  which maybe applicable to the
Portfolio.  All such records shall be the property of the Portfolio and shall at all  times  during  the  regular  business  hours of the  Custodian  be open for inspection  by duly  authorized  officers,  employees or agents of the Portfolio
(including the Portfolio's  investment  adviser) and employees and agents of the
Securities and Exchange Commission.

          (b) The  Custodian  shall,  at the  Portfolio's  request,  supply each
Portfolio  with a tabulation of securities  owned by each of its  Portfolios and held by the Custodian and shall,  when  requested to do so by the Fund,  include certificate  numbers in such tabulations.  Copies of all notifications  from the
Securities  System of  transfers of  securities  for the account of each Fund on behalf of its Portfolios shall be maintained by the Custodian and be provided to the Fund at its request.  Upon request,  the  Custodian  shall furnish each Fund confirmation of each transfer to or from the account of one of its Portfolios in the form of a written  notice  and  shall  furnish  to the Fund  copies of daily transaction  sheets reflecting each day's  transactions in the Securities System for the account of the Portfolio.

     9. OPINIONS AND REPORTS OF INDEPENDENT ACCOUNTANTS. (a) The Custodian shall take all  reasonable  action,  as a Portfolio may from time to time request,  to obtain from year to year  favorable  opinions from the  Portfolio's  independent accountants  with respect to its  activities  hereunder in  connection  with the
Fund's Form N-1A and Form N-SAR or other reports to the  Securities and Exchange
Commission and with respect to any other requirements of such Commission.

          (b) The  Custodian  shall  provide each Fund, on behalf of each of its
Portfolios  at such times as the Fund may  reasonably  require,  with reports by independent  public accountants on the accounting  system,  internal  accounting controls and  procedures  for  safeguarding  securities,  futures  contracts and options on futures contracts,  including  securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this  Agreement;  such reports,  shall be of sufficient  scope and in sufficient detail,  as may  reasonably  be  required  by the  Fund  to  provide  reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

     10. RESPONSIBILITY OF CUSTODIAN. So long as and to the extent that it shall exercise  reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this  Agreement  and shall be entitled to rely upon any notice,  request,  consent,  certificate or other instrument reasonably believed  by it to be genuine  and to be signed by the proper  party or parties.
The Custodian shall be held to the exercise of reasonable care and due diligence in carrying out the provisions of this Agreement and shall not be liable for any loss or damage  arising  out of any  action  taken or  omitted to be taken by it without negligence.  The Custodian shall be entitled to rely on and may act upon advice of counsel  with respect to questions or matters of law, and shall not be liable for any action  reasonably  taken or omitted to be taken pursuant to such advice.

     11.  EFFECTIVE  PERIOD,  TERMINATION  AND AMENDMENT.  This Agreement  shall become  effective upon  execution,  shall continue in full force and effect with respect to a Portfolio  until the Portfolio  shall  liquidate in accordance with applicable law (unless earlier terminated as herein provided), may be amended at any time by mutual  agreement of the parties hereto,  as may be permitted by the
1940 Act,  and may be  terminated,  as set forth  herein,  by a Portfolio or the
Custodian by an instrument in writing delivered or mailed,  postage prepaid,  to the other party, such termination to take effect not sooner than sixty (60) days after  the  date of such  delivery  or  mailing.  A  Portfolio  may at any  time terminate this Agreement and substitute a bank or trust company  qualified under the 1940 Act as a successor  custodian  for the  Custodian  by giving  notice as described above to the Custodian.  In addition,  a Portfolio may (without giving the above-described notice) terminate this Agreement immediately up the event of the  appointment  of a  conservator  or receiver  for the  Custodian or upon the happening of a like event at the direction of an appropriate  regulatory  agency or court of  competent  jurisdiction.  Notwithstanding  anything to the contrary contained herein,  the Custodian may terminate this Agreement upon its selection of a successor  custodian to provide the services  required  hereunder  which is qualified under the 1940 Act and is reasonably satisfactory to the Portfolios.

     12. SUCCESSOR  CUSTODIAN.  (a) If a successor  custodian shall be appointed pursuant to Section 11 hereof,  the  Custodian  shall  promptly  deliver to such successor  custodian at the office of the  Custodian,  duly  endorsed and in the form for transfer,  all  securities  then held by it  hereunder,  along with the funds and other  properties  held by the  Custodian on behalf of the  Portfolios under  this  Agreement,  and  shall  transfer  to an  account  of the  successor custodian all of the Portfolios' securities held in a Securities System.

          (b) If this Agreement  shall terminate  and/or no successor  custodian shall be appointed as provided herein, the Custodian shall, in like manner, upon receipt of a certified copy of the  resolutions or consents of the Boards of the
Funds,  deliver at the office of the  Custodian  and transfer  such  securities, funds and other properties in accordance with such  resolutions or consents.  In the event that no written order  designating a successor  custodian or certified copy of  resolutions  or consents of a Board  shall have been  delivered  to the
Custodian on or before the date when the  termination  of this  Agreement  shall become  effective,  then the Custodian shall have the right to deliver to a bank or trust  company,  which is a "Bank" as defined in the 1940 Act, doing business in New York of the  Custodian's  own  selection,  having an  aggregate  capital, surplus,  and undivided  profits,  as shown by its last published report, of not less than  $25,000,000,  all securities,  funds,  and other  properties (and all instruments  relating  thereto) held by the Custodian  under this Agreement with respect  to that  Fund,  and to  transfer  to an  account  of such bank or trust company all of that Fund's Portfolios' securities held in any Securities System.
Any bank or trust company  selected to be the  successor of the Custodian  under this Agreement shall enter into an agreement with a Fund substantially identical in substance hereto.

     13.  ARBITRATION.  The parties  shall  determine  and settle any dispute or controversy  which shall arise out of or relate to this Agreement by arbitration in the City of New York  pursuant to the rules and  procedures  of the  American
Arbitration Association's Securities Arbitration Rules.

     14. PRIOR  CONTRACTS,  ETC. This Agreement sets forth the entire  agreement and  understanding  of the parties  hereto with  respect to the matters  covered hereby and the relationship  between the Funds, the Portfolios and the Custodian
(in its capacity as custodian for the Portfolios). This Agreement shall inure to the benefit of and be binding upon the Funds,  the Portfolios and the Custodian, and their respective successors, legal representatives and permitted assigns.

     15.  NOTICES.  All  communications  hereunder,  except as herein  otherwise specifically provided, shall be in writing and, if sent to the Custodian,  shall be mailed,  delivered, sent by facsimile or telegraphed and confirmed to Banc of
America  Securities,  9 West 57th Street,  New York, New York 10019,  Attention:
Glen C. Dailey,  Managing  Director,  Fax number (212) 583-8638 and if sent to a
Fund, shall be mailed, delivered, sent by facsimile or telegraphed and confirmed to Security Funds, One Security Benefit Place, Topeka, Kansas,66636,  Attention:
James R. Schmank,  President, Fax number (785) 438-3080, with a copy to Security
Funds, One Security Benefit Place, Topeka, Kansas 66636, Attention:  Amy J. Lee,
Secretary, Fax number (785) 438-3080.

     16. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the  extent  that the  applicable  laws of the State of New York,  or any of the provisions herein,  conflict with the applicable provisions of the 1940 Act, the latter  shall  control,  and  nothing  herein  shall  be  construed  in a manner inconsistent  with the 1940  Act or any  rule or  order  of the  Securities  and
Exchange Commission thereunder.

     17.  TRANSMISSION  OF  AGREEMENT.  An executed  copy of this  Agreement  as approved  pursuant  to Rule  17f-1(c)  promulgated  under  the 1940 Act shall be transmitted to the Securities  and Exchange  Commission  promptly after the date hereof.

     IN WITNESS  WHEREOF,  each of the parties has caused this  instrument to be executed in its name and on its behalf by its duly authorized  representative as of the date first above written.

ATTEST:                                SECURITY EQUITY FUND

AMY J. LEE                             JAMES R. SCHMANK
-----------------------------------    -------------------------------------
Amy J. Lee                             James R. Schmank
Secretary                              President

ATTEST:                                SBL FUND

AMY J. LEE                             JAMES R. SCHMANK
-----------------------------------    -------------------------------------
Amy J. Lee                             James R. Schmank
Secretary                              President

ATTEST:                                BANC OF AMERICA SECURITIES LLC

MALLA VALE                             GLEN C. DAILEY
-----------------------------------    -------------------------------------
NAME:                                  Glen C. Dailey - Managing Director
TITLE:

                                   SCHEDULE 1
                   Series of Funds to which Agreement Applies

Security Equity Fund
o    Alpha Plus Series

SBL Fund
o    Series Z (Alpha Plus)